Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 22, 2022	President and CEO
Phone: 412/364-1911

WVS FINANCIAL CORP. ANNOUNCES NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2022

Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $338 thousand or $0.19 per diluted share, for the three months ended March 31, 2022 as compared to $265 thousand or $0.15 per diluted share for the same period in 2021. The $73 thousand or 27.6% increase in net income during the three months ended March 31, 2022 was attributable to a $84 thousand increase in net interest income, a decrease in non-interest expense of $63 thousand and a $7 thousand decrease in the provision of loan losses, which was offset by a $56 thousand decrease in non-interest income and an increase in income tax expense of $25 thousand, when compared to the same period of 2021. The increase in net interest income was the result of a $68 thousand increase in interest income and a $16 thousand decrease in interest expense for the three months ending March 31, 2022, when compared to the same period in 2021. The increase in interest income for the three months ended March 31, 2022 was primarily attributable to higher average balances of floating rate mortgage-backed securities (MBS) and higher average yields on loans and investment securities (other than MBS) which were offset by lower average balances of loans and investment securities outstanding and lower yields on the floating rate MBS portfolio when compared to the same period in 2021.  The decrease in interest expense for the quarter ended March 31, 2022 was primarily attributable to lower average balances of brokered certificates of deposits (CDs) and lower yields paid on Federal Home Loan Bank (FHLB) advances and money market accounts offset by higher average balances of FHLB advances outstanding and higher yields paid on brokered CDs, when compared to the same period in 2021.  The decrease in the provision for loan losses for the three months ended March 31, 2022 was primarily the result of lower average balances in loans outstanding and a reduction in the amount of provision allocated for the COVID-19 pandemic when compared to the same period in 2021.  As of March 31, 2022, the Company continued to have no loans in COVID-19 deferral status.  The Company anticipates continuing to reverse the remaining COVID-19 portion of the allowance for loan and lease losses throughout fiscal 2022 assuming continued favorable trends in the COVID-19 pandemic.   The decrease in non-interest expense was primarily attributable to a decrease of $84 thousand in salaries, employee benefits and employee recruitment costs, and a $10 thousand decrease in occupancy costs due to the closure of the Bellevue branch, during the three months ended March 31, 2022 when compared to the same period of 2021.  The decrease in total non-interest income was primarily the result of an $56 thousand decrease in investment securities gains during the quarter ended March 31, 2022, when compared to the same quarter of the prior year.  The increase in income tax expense for the quarter ended March 31, 2022 was due to higher taxable income, when compared to the same period of 2021.

Net income for the nine months ended March 31, 2022 totaled $939 thousand or $0.54 per diluted share, as compared to $1,041 thousand or $0.59 per diluted share for the same period in 2021. The $102 thousand or 9.8% decrease in net income during the nine months ended March 31, 2022 was attributable to a $152 thousand decrease in net interest income and a $32 thousand increase in non-interest expense, which were partially offset by a $36 thousand decline in provision for loan losses, a $5 thousand increase in non-interest income, and a $41 thousand decrease in income tax expense when compared to the same period in 2021.  The decrease in net interest income during the nine months ended March 31, 2022 was attributable to a $391 thousand decrease in interest income which was partially offset by a $239 million decrease in interest expense when compared to the same period in 2021. The decrease in interest income for the nine months ended March 31, 2022 was primarily attributable to lower average balances of loans outstanding and lower average yields on investment and floating rate MBS offset by higher average balances of investment and floating rate MBS outstanding and higher average yields earned on the loan portfolio, when compared to the same period in 2021.  The decrease in interest expense for the nine months ended March 31, 2022 was primarily attributable to lower average rates paid on savings deposits (including brokered CDs) and FHLB advances offset by higher outstanding balances of FHLB advances and savings deposits (including brokered CDs) when compared to the same period in 2021.  The increase in non-interest income was primarily attributable to a decrease in other than temporary impairment losses on the private-label mortgage-backed securities portfolio of $13 thousand and an $11 thousand increase in service charges on deposits, partially offset by a decrease in investment securities gains of $19 thousand when compared to the prior year period.   The increase in non-interest expense was primarily attributable to a $44 thousand increase in the provision for losses on off-balance sheet items (primarily loans committed but not yet closed) and a $17 thousand increase in occupancy and equipment expenses (primarily attributable to costs associated with the closure of the Bellevue branch) and a $9 thousand increase in federal deposit insurance premiums, which were offset by lower employee salaries, benefits and recruitment costs, and lower data processng and automated teller network expenses when compared to the same period in 2021.  The decrease in income tax expense for the nine months ended March 31, 2022 was primarily the result of lower levels of taxable income, when compared to the same period in 2021.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from five offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

--TABLES ATTACHED--

# # #

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	March 31, 2022 (Unaudited)	June 30, 2021 (Unaudited)
Total assets	$368,798	$346,078
Cash and Cash Equivalents	3,323	2,551
Certificates of Deposits	350	350
Investment securities available-for-sale	135,287	151,577
Investment securities held-to-maturity	9,954	15,489
Mortgage-backed securities held-to-maturity	129,413	82,459
Net loans receivable	76,166	80,684
Deposits	161,676	157,167
FHLB advances: short-term	161,823	113,093
FHLB advances: long-term, fixed-rate	5,000	10,000
FHLB advances: long-term variable-rate	-	25,000
Equity	37,660	38,389
Book value per share – Common Equity	20.03	20.37
Book value per share – Tier I Equity	20.41	20.11
Annualized Return on average assets	0.36%	0.40%
Annualized Return on average equity	3.29%	3.40%
Tier I leverage ratio	10.58%	11.71%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2022	2021	2022	2021
Interest income	$1,381	$1,313	$4,046	$4,437
Interest expense	165	181	484	723
Net interest income	1,216	1,132	3,562	3,714
Provision for loan losses	(15)	(8)	(51)	(15)
Net interest income after provision for loan losses	1,231	1,140	3,613	3,729
Non-interest income	96	152	372	367
Non-interest expense	873	936	2,724	2,692
Income before income tax expense	454	356	1,261	1,404
Income taxes	116	91	322	363

NET INCOME	$338	$265	$939	$1,041

EARNINGS PER SHARE:
Basic	$0.19	$0.15	$0.54	$0.59
Diluted	$0.19	$0.15	$0.54	$0.59

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	1,741,446	1,751,849	1,740,117	1,749,739
Diluted	1,741,446	1,751,849	1,740,117	1,749,739